                                 UNITED STATES
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                       SECURITIES AND EXCHANGE COMMISSION
                       ----------------------------------

                             Washington, D.C. 20549
                             ----------------------

                                  CURRENT FORM
                                  ------------

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                               SEPTEMBER 1, 1999
                        --------------------------------
                       (Date of earliest event reported)



                             OVERSEAS PARTNERS LTD.
                             ----------------------
             (Exact name of registrant as specified in its charter)


     Islands of Bermuda                0-11538                N/A
---------------------------------  ----------------   -------------------
(State or other jurisdiction of    (Commission file    (I.R.S. Employer
 incorporation or organization)        Number)        Identification No.)

        Mintflower Place, 8 Par-la-Ville Road, Hamilton HM 08, Bermuda
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            (Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code      (441) 295-0788
                                                  ----------------------------


                                 Not Applicable
                                 --------------
Former name, former address and former fiscal year, if changed since last report

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ITEM 5.                       OTHER EVENTS


On August 9, 1999, a judge of the United States Tax Court issued an opinion in United Parcel Service of America, Inc. v. Commissioner of Internal Revenue.
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Overseas Partners Ltd. (OPL or the Company) is not a party to the case and is not directly affected by this decision. However, the opinion concerns the taxability of premiums paid by shippers for insurance covering risks of loss or damage to packages carried by United Parcel Service of America, Inc. (UPS), and this shipper's risk insurance is reinsured by OPL. Shipper's risk reinsurance
represents a major source of premiums and underwriting income for OPL.   On
September 1 the Company was notified by the primary insurer that UPS intends to provide shipper's risk insurance for its customers through a UPS subsidiary effective October 1, 1999. This means that shipper's risk premiums will be eliminated.

The following table reflects the impact that the shipper's risk insurance program has had on the Company's results for each of the years in the three-year period ended December 31, 1998 (expressed in thousands):


                       Shipper's Risk Premiums    Shipper's Risk as a % of      Shipper's Risk Net         Net Income
     Year Ended                Written             Total Premiums Written       Underwriting Income        after Tax
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------------------------------------------------------------------------------------------------------------------------
December 31, 1998                      $371,768                         40%                   $241,846          $488,297
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December 31, 1997                      $366,654                         51%                   $225,155          $477,115
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December 31, 1996                      $381,493                         68%                   $239,227          $401,225
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


Although shipper's risk insurance historically has been OPL's single largest source of revenue, the Company has developed and continues to develop a diversified book of reinsurance with a prestigious roster of international clients. OPL has established a position of significance in the reinsurance market and management believes that the elimination of shipper's risk insurance will not materially impair OPL's non-UPS related business nor its liquidity,
reserves or capital resources.   OPL is one of the world's largest, multi-line
reinsurers with assets of $5.0 billion and members' equity of $2.8 billion at June 30, 1999. In addition to OPL's reinsurance business, through a subsidiary, the Company has substantial real estate holdings in the United States. OPL's real estate assets for 1998, 1997 and 1996 were $1.5 billion, $1.4 billion and $1.4 billion respectively. OPL has established a position of significance in the reinsurance and real estate industries and plans to continue to grow these businesses.

This Form 8-K contains statements which may constitute forward looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements include forward looking statements made by management that reflect the views and beliefs of the Company with respect to future events and financial performance. The Company cautions that there are various important factors that could cause actual results to differ materially from those indicated in the forward-looking statements; accordingly, there can be no assurance that such indicated results will be realized. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are: (i) uncertainties relating to government and regulatory policies (such as subjecting the Company to insurance regulation or taxation in additional jurisdictions), (ii) the occurrence of catastrophic events with a frequency or severity exceeding the Company's estimates, (iii) the legal environment, (iv) the uncertainties of the reserving process, (v) loss of the services of any of the Company's executive officers
(vi) losses due to foreign currency exchange rate fluctuations, (vii) ability to collect reinsurance recoverables, (viii) pricing pressure resulting from the competitive environment in which the Company operates, (ix) the impact of mergers and acquisitions, (x) the impact of Year 2000 related issues, (xi) developments in global financial markets which could affect the Company's investment portfolio, (xii) risks associated with the introduction of lines of business, and (xiii) the resolution of any proposed or future tax assessments by the IRS against the Company. By making these forward-looking statements, the Company does not undertake to update them in any manner except as may be required by the Company's disclosure obligations in filings it makes with the Securities and Exchange Commission under the Federal securities laws.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf by the undersigned, thereunto duly authorized, in the city of Hamilton, Bermuda.



     Date: September 2, 1999               OVERSEAS PARTNERS LTD.
     Signed in Hamilton, Bermuda           ----------------------
                                           (Registrant)


                                           By:  /s/ D. Scott Davis
                                               ---------------------------------
                                           D. Scott Davis,
                                           Chief Executive Officer and President